                                                                    Exhibit 10.2

                                                                  EXECUTION COPY


                        AMENDMENT NO. 2 TO LOAN AGREEMENT

     AMENDMENT NO. 2 TO LOAN AGREEMENT (THIS "AMENDMENT"), dated as of March 12, 2004, among US Airways, Inc., a Delaware corporation (the "Borrower"), US Airways Group, Inc., a Delaware corporation ("Group"), the Subsidiary Guarantors party hereto (the "Subsidiary Guarantors"), the several lenders party hereto (the "Lenders"), Bank of America, N.A., as Agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Agent"), Bank of America, N.A., as KHFC Administrative Agent (in such capacity, together with its successors and permitted assigns, the "KHFC Administrative Agent"), Bank of America, N.A., as Collateral Agent (in such capacity, together with its successors and permitted assigns, the "Collateral Agent," and collectively with the Agent and the KHFC Administrative Agent, the "Agents") and Air Transportation Stabilization Board (the "Board") created pursuant to the Air Transportation Safety and System Stabilization Act, P.L. 107-42 (2001), as the same may be amended from time to time.

                              W I T N E S S E T H:

          WHEREAS, the parties hereto, together with Phoenix American Financial Services, Inc., as Loan Administrator, have entered into a Loan Agreement dated as of March 31, 2003 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the "Loan Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified therefor in the Loan Agreement;

          WHEREAS, the Borrower and Group have requested that the Board, the Agents, and the Lenders agree to amend the Loan Agreement as hereinafter provided; and

          WHEREAS, the Board, the Agents, and the Lenders are willing to amend the Loan Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

          Section 1. Initial Optional Prepayment. On the Second Amendment Effective Date (as defined below), the Borrower shall make an optional prepayment of the Loan in an amount equal to $250,000,000.00 (the "Initial Optional Prepayment"), together with accrued and unpaid interest to the Second Amendment Effective Date on the amount so repaid. Each of the Agents, the Board and the Lenders (a) hereby waives the fifteen (15) days' prior revocable notice requirement for optional prepayments set forth in Section 2.5(a) of the Loan Agreement and agrees that such prepayment may be made on the Second Amendment Effective Date regardless of whether such notice has been given, and (b) hereby waives any requirement pursuant to Section 2.9 of the Loan Agreement that the Borrower make the Initial Optional Prepayment not later than 12:00 noon (New York City time) on the Second Amendment Effective Date and agrees that, notwithstanding the provisions of such Section 2.9, the Initial Optional Prepayment shall

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be deemed to be received on the Second Amendment Effective Date regardless of what time such payment is received on such date. Notwithstanding the provisions of Section 2.5(c) of the Loan Agreement, the Initial Optional Prepayment shall be applied to the then remaining installments of the outstanding principal amount of the Loan ratably as to Tranche A and Tranche B and pro rata against the originally scheduled principal payments on the Loan (and not in the inverse order of maturity as otherwise provided in Section 2.5(c) of the Loan Agreement).

          Section 2. Amendments to Loan Agreement. As of the Second Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

                (a)  Amended Definitions.

                         (i) The definition of "Cash Equivalents" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting the words ", to the extent owned by any Obligor free and clear of all Liens (other than Liens created under the Collateral Documents)" therefrom.

                         (ii) The definition of "Excluded Property" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting the words ", but which consent the Obligors are unable to obtain after compliance with the first sentence of Section 5.8(g) hereof" from clause
     (i)(B) thereof.

                (b) New Definitions. Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

                         (i)    "85% Test" has the meaning specified in Section
     6.13.

                         (ii) "Adjusted Applicable Loan Rating" has the meaning specified in clause (I) of Section 6.13(ii).

                         (iii) "Applicable Loan Rating" has the meaning specified in clause (I) of Section 6.13(ii).

                         (iv) "Covenant Relief Period" means each of the fiscal quarters of Group ending on or before December 31, 2005.

                         (v) "Determination Date" has the meaning specified in clause (I) of Section 6.13(ii).

                         (vi) "Eligible Assets" means those assets of Group and its Subsidiaries other than the Mainline Assets. Eligible Assets shall include, without limitation, the following assets: (i) all regional jets (the "Eligible Regional Jets") owned or operated by or for the benefit of the Borrower or by or for the benefit of, Piedmont Airlines, Inc., PSA Airlines, Inc., Allegheny Airlines, Inc., or the MidAtlantic Airways division of the Borrower (collectively, the "Express Carriers"),

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     together with all purchase and financing agreements relating to Eligible
     Regional Jets or aircraft to become Eligible Regional Jets upon purchase;
     (ii) the Capital Stock of the Express Carriers (including the MidAtlantic Airways division of the Borrower if spun off into a wholly-owned Subsidiary); (iii) any and all assets of the Express Carriers; (iv) any and all transferable Slots and Gate Leases at New York's LaGuardia Airport, Boston's Logan Airport and Washington D.C.'s Reagan National Airport (collectively, the "Point-to-Point Focus Airports"); (v) all Gate Leases and Aircraft Related Facilities owned or used by any Obligor that are designed for or typically used for regional jet operations at airports other than Point-to-Point Focus Airports (collectively, the "Hub-and-Spoke Airports"); and (vi) all other Aircraft Related Equipment, regardless of whether such equipment is located at Point-to-Point Focus Airports or Hub-and-Spoke Airports, except to the extent that, as of the relevant Determination Date, the retention thereof is necessary for the Borrower to continue to operate its Mainline Jet Aircraft in its Mainline Business.

                         (vii) "Initial Loan Rating" has the meaning specified in clause (I) of Section 6.13(ii).

                         (viii) "Initial Optional Prepayment" has the meaning specified in Section 1 of the Second Amendment.

                         (ix) "Instrument Documentation" has the meaning specified in clause (J) of Section 6.13(ii).

                         (x) "Mainline Assets" means those assets of the Borrower that, as of the relevant Determination Date, are necessary for the Borrower to continue to operate its core business as a hub-and-spoke network carrier operating Airbus and Boeing jet aircraft (the "Mainline Business") and shall be limited to (i) a minimum of 279 such jet aircraft owned or operated by the Borrower (the "Mainline Jet Aircraft"); and (ii) all airport facilities, ground equipment, maintenance equipment, aircraft parts and engines (including spare engines) and other Aircraft Related Facilities and other Aircraft Related Equipment, in each case to the extent necessary as of the relevant Determination Date to support the continued operation of the Mainline Jet Aircraft in the Mainline Business.

                         (xi) "Mainline Jet Aircraft" has the meaning specified in the definition of "Mainline Assets."

                         (xii) "Non-Cash Instrument" means any senior secured note or the equivalent in the form of a conditional or installment sales agreement, title retention agreement or lease which meets each of the applicable requirements of Section 6.13.

                         (xiii) "Related Transactions" has the meaning specified in clause (I) of Section 6.13(ii).

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                         (xiv)  "Second Amendment" means that certain Amendment
     No. 2 to Loan Agreement, dated as of March 12, 2004, among the Borrower, Group, the Subsidiary Guarantors party thereto, the Lenders, the Agent, the KHFC Agent, the Collateral Agent, and the Board.

                         (xv) "Second Amendment Effective Date" has the meaning specified in Section 4 of the Second Amendment.

                         (xvi) "Specified Asset Sale" has the meaning specified in Section 6.13.

                         (xvii) "Unrestricted Cash" means, as of any time of determination, the reserve of unrestricted cash and Cash Equivalents of the Obligors taken as a whole which is free from all Liens other than the Liens created under the Collateral Documents and Permitted Encumbrances of the type described in clause (vii) of the definition of Permitted Encumbrances.

                (c) Amendment to Section 2.6 of the Loan Agreement. Section 2.6(b) of the Loan Agreement is hereby amended by adding the following sentence after the first sentence of such section:

     "Notwithstanding the foregoing provisions of this Section 2.6(b), the Borrower shall only be required to prepay the Loan in an aggregate amount equal to seventy-five percent (75%) of Net Cash Proceeds from any Asset Sale the definitive documentation setting forth the terms of which is executed and delivered during the period commencing on the Second Amendment Effective Date and ending on February 28, 2005, provided, however, that:
     (X) the aggregate amount of Net Cash Proceeds retained by the Borrower pursuant to the application of this sentence shall not exceed $125,000,000; and (Y) to the extent, if any, that as of the end of any month in which the Obligors receive any such Net Cash Proceeds in respect of Asset Sales, Unrestricted Cash exceeds $1,350,000,000, then (1) the Borrower shall prepay the Loan on the third Business Day of the following month in an aggregate amount equal to the lesser of (A) the remaining twenty-five percent (25%) of Net Cash Proceeds received during such month in respect of such Asset Sales and not otherwise used to prepay the Loan and (B) the amount of Unrestricted Cash in excess of $1,350,000,000 as of the end of such month, and (2) the amount of Net Cash Proceeds paid pursuant to this subclause (Y) shall not count toward the $125,000,000 limit on the retention of Net Cash Proceeds by the Borrower pursuant to subclause (X) of this proviso."

                (d)  Amendment to Section 5.1 of the Loan Agreement. Clause
(C)(2) of Section 5.1(b)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(2) (x) for each Fiscal Year commencing with the Fiscal Year ending December 31, 2004, shall not contain a going concern qualification, and

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     (y) for each Fiscal Year commencing with the Fiscal Year ending December
     31, 2003, shall state (or shall be accompanied by a separate letter stating) that in making its examination no knowledge of any Default or Event of Default was obtained (to the extent such statement is not prohibited by, or inconsistent with, applicable accounting literature), and"

                (e) Amendment to Section 5.8 of the Loan Agreement. Section 5.8(g) of the Loan Agreement is hereby amended and restated in its entirety as follows: "intentionally omitted."

                (f) Amendment to Section 6.1 of the Loan Agreement. Section 6.1(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(iv) Liens on assets in favor of the purchasers of such assets pursuant to installment or conditional sale agreements entered into in accordance with
     Section 6.13 and, to the extent, if any, that any of the following constitutes a Lien, the interest of any purchaser or its assignees in any purchase agreement, escrowed funds, hold-backs or similar arrangements in connection with any Asset Sale permitted by Section 6.13;".

                (g)  Amendments to Section 6.2 of the Loan Agreement. Section
6.2 of the Loan Agreement is hereby amended by deleting the word "and" immediately before clause (x) thereof and adding the following text immediately following such clause (x):

     "; (xi) Investments by the Borrower consisting of US Airways Pass Through Trust, Series 2000-1C, Trust Certificates in an aggregate outstanding amount not exceeding $34,500,000 at any time, provided that such certificates are pledged to the Collateral Agent in accordance with the Collateral Documents; (xii) Investments by any Obligor consisting of Non-Cash Instruments or other consideration received in connection with Asset Sales permitted by Section 6.13; and (xiii) to the extent constituting Investments, interests in escrow and hold-back arrangements entered into in connection with Asset Sales permitted by Section 6.13."

                (h)  Amendments to Section 6.4 of the Loan Agreement.

                         (i) Section 6.4(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(a) (i) subject to clause (iii) of this Section 6.4(a) to the extent its application would require a greater amount of Unrestricted Cash, at no time during the Covenant Relief Period shall Group permit Unrestricted Cash to be less than the lesser of (x) $500,000,000 plus the outstanding pool balance of US Airways Pass Through Trust, Series 2000-1C, Trust Certificates held by the Borrower from time to time pursuant to Section 6.2(xi) and (y) the outstanding balance of the Loan (excluding accrued and unpaid interest thereon); (ii) subject to clause (iii) of this Section

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     6.4(a) to the extent its application would require a greater amount of
     Unrestricted Cash, at no time after the Covenant Relief Period shall Group permit Unrestricted Cash to be less than $375,787,687; and (iii) until such time as the Borrower delivers to the Agent, the Lenders, the Loan Administrator and the Board an accountant's report accompanying annual financial statements of Group and the Borrower for the Fiscal Year ended December 31, 2003 or any subsequent fiscal year that does not contain a going concern qualification, Group shall not permit Unrestricted Cash to be less than (x) on the last day of each calendar month, the lesser of (A) the aggregate principal amount of the Loan outstanding on such day and (B) $700,000,000, and (y) as of the end of each day, the lesser of (A) the aggregate principal amount of the Loan outstanding on such day and (B) $575,000,000. Group and the Borrower may at any time request relief from the requirements of the foregoing clause (iii) on grounds that the facts and circumstances on which the qualification was based are no longer applicable, and the Board may consider granting such relief in its sole discretion."

          (ii) Section 6.4(b) of the Loan Agreement is hereby amended by amending and restating the table contained in such section as follows:

     ---------------------------------------------------------------------------
                                                         Applicable Consolidated
     Consolidated EBITDAR Period:                           Indebtedness Ratio
     ---------------------------------------------------------------------------
     Two consecutive fiscal quarters ending
     June 30, 2004                                             10.90:1.00
     ---------------------------------------------------------------------------
     Three consecutive fiscal quarters ending
     September 30, 2004                                         9.19:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     December 31, 2004                                          8.76:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     March 31, 2005                                             7.50:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     June 30, 2005                                              6.50:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     September 30, 2005                                         6.25:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     December 31, 2005                                          6.10:1.00
     ---------------------------------------------------------------------------
     Each period of four consecutive fiscal
     quarters ending on or after March 31, 2006                 5.50:1.00
     ---------------------------------------------------------------------------

          (iii) Section 6.4(c) of the Loan Agreement is hereby amended by amending and restating the table contained in such section as follows:

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     ---------------------------------------------------------------------------
                                                                  Applicable
                                                            Consolidated EBITDAR
      Consolidated EBITDAR and                             to Consolidated Fixed
      Consolidated Fixed Charges Period:                       Charges Ratio
     ---------------------------------------------------------------------------
     Two consecutive fiscal quarters ending
     June 30, 2004                                               0.75:1.00
     ---------------------------------------------------------------------------
     Three consecutive fiscal quarters ending
     September 30, 2004                                          0.92:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     December 31, 2004                                           0.99:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     March 31, 2005                                              1.10:1.00
     ---------------------------------------------------------------------------
     Each period of four consecutive fiscal
     quarters ending on or after June 30, 2005                   1.20:1.00
     ---------------------------------------------------------------------------

          (iv) Section 6.4 of the Loan Agreement is hereby further amended by inserting the following new subsection immediately following Section 6.4(c):

     "(d) Group shall not permit its ratio of consolidated Indebtedness as of the last day of the periods specified below to Consolidated EBITDAR for the periods consisting of the applicable number of consecutive fiscal quarter(s) specified below that end on such day, to be greater than the applicable ratio set forth below:

     ---------------------------------------------------------------------------
                                                         Applicable Consolidated
     Consolidated EBITDAR Period:                           Indebtedness Ratio
     ---------------------------------------------------------------------------
     Two consecutive fiscal quarters ending
     June 30, 2004                                               9.30:1.00
     ---------------------------------------------------------------------------
     Three consecutive fiscal quarters ending
     September 30, 2004                                          8.20:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     December 31, 2004                                           8.10:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     March 31, 2005                                              7.10:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     June 30, 2005                                               6.30:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     September 30, 2005                                          6.20:1.00
     ---------------------------------------------------------------------------
     Four consecutive fiscal quarters ending
     December 31, 2005                                           6.00:1.00
     ---------------------------------------------------------------------------

provided, that for purposes of this Section 6.4(d), Consolidated EBITDAR of Group shall be calculated using an assumed cost of jet fuel consumed in both mainline and express operations for the relevant period rather than the actual cost of such jet fuel for the relevant period. For avoidance of doubt any actual gains or losses from fuel cost hedging activities (including any related to accounting ineffectiveness adjustments) will not be included in the calculation of Consolidated EBTIDAR of Group when using assumed cost of jet fuel. Such assumed cost referred to for any period shall be the product of the amount set forth opposite such period in the table below multiplied by the actual gallons

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consumed in both mainline and express operations in such period, and all such amounts shall be deemed to include taxes payable in connection with the purchase, sale or consumption of fuel:

            ------------------------------------------------
                                    Assumed Fuel Cost
             Period:                (per gallon)
            ------------------------------------------------
            January 2004             $0.924
            ------------------------------------------------
            February 2004            $0.924
            ------------------------------------------------
            March 2004               $0.856
            ------------------------------------------------
            April 2004               $0.856
            ------------------------------------------------
            May 2004                 $0.856
            ------------------------------------------------
            June 2004                $0.856
            ------------------------------------------------
            July 2004                $0.857
            ------------------------------------------------
            August 2004              $0.857
            ------------------------------------------------
            September 2004           $0.857
            ------------------------------------------------
            October 2004             $0.857
            ------------------------------------------------
            November 2004 through
            December 2005            $0.858
            ------------------------------------------------

          (v) Section 6.4 of the Loan Agreement is hereby further amended by inserting the following new subsection immediately following the newly added Section 6.4(d):

     "(e) The parties hereto acknowledge that the Borrower's business plan as of the Second Amendment Effective Date provides for the delivery of 25 Bombardier CRJ 701 aircraft (the "701 Aircraft") in Fiscal Year 2004 and Fiscal Year 2005 (of which 20 are expected to be delivered in Fiscal Year
     2004). Under such current business plan, the 701 Aircraft are to be operated by one or more third party carriers under capacity purchase agreements. If and to the extent any one or more of the 701 Aircraft shall be operated by Group or its wholly-owned Subsidiaries (as opposed to a third party carrier), the Borrower, the Board and the Lenders agree to negotiate in good faith to adjust the ratios set forth in this Section 6.4 to the extent necessary to maintain the intended economics of the covenants."

          (i) Amendment to Section 6.5 of the Loan Agreement. Section 6.5(a) of the Loan Agreement is hereby amended by inserting the following text immediately prior to the period at the end of such section:

     "; and provided further that nothing contained in this Section 6.5(a) shall prohibit any Obligor from receiving consideration otherwise permitted to be received under the terms of this Agreement in respect of Asset Sales"

          (j) Amendment to Section 6.13 of the Loan Agreement. Section 6.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

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

         "Section 6.13 Asset Sales. Neither Group nor the Borrower will, and they will not permit any other Obligor to, directly or indirectly, consummate any Asset Sale unless (a) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale, and (b) either (i) at least 85% of the value of the consideration received by Group or such other Obligor in respect of such Asset Sale is in the form of any combination of the following: (A) cash or Cash Equivalents, (B) Aircraft Related Equipment or other assets to be owned by and used in the business of Group or any other Obligor, and (C) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness or Trade Payables of Group or any other Obligor with the effect that the Obligors will no longer have any obligation with respect to such Indebtedness or Trade Payables or (ii) each of the following conditions is satisfied:

                           (A) At least 85% of the value of the consideration
                  received by Group or such other Obligor in respect of such Asset Sale consists of any combination of cash, Cash Equivalents, and Non-Cash Instruments (the "85% Test", and any Asset Sale the consideration for which includes a Non-Cash Instrument, a "Specified Asset Sale").

                           (B) The assets sold are limited to Eligible Assets.

                           (C) On or before June 30, 2005, the applicable
                  Obligor has either (x) entered into definitive agreements for the Specified Asset Sale (with the only material conditions to closing being regulatory and airport authority approval and other third party consents and authorizations typically obtained during the period between signing and closing in sale transactions involving property of the type to be sold in the Specified Asset Sale) or (y) has entered into a non-binding letter of intent with the proposed purchaser obligating the parties to proceed diligently and in good faith toward concluding binding agreements with respect to such proposed Specified Asset Sale and the parties enter into definitive agreements with respect to such proposed Specified Asset Sale (with the only material conditions to closing being regulatory and airport authority approval and other third party consents and authorizations typically obtained during the period between signing and closing in sale transactions involving property of the type to be sold in the Specified Asset Sale) on or before September 30, 2005.

                           (D) The Boards of Directors of the Borrower and Group
                  shall have received from a nationally recognized investment bank or firm of valuation experts selected by them and reasonably acceptable to the Board an opinion, in form and substance reasonably acceptable to the Board, to the effect that Group (or its applicable Subsidiary) is receiving fair consideration for the assets being sold, such opinion to be subject to customary limitations and qualification for opinions of this type.

                           (E) Any Non-Cash Instrument received by Group or its
                  Subsidiaries in connection with a Specified Asset Sale and necessary to satisfy the 85% Test shall have an amortization, installment, rent or similar schedule requiring the issuer thereof to make payments to Group or its Subsidiaries at a rate no slower on a percentage basis than the original amortization schedule for the Loan.

                           (F) Any provisions of Section 2.6(b) to the contrary
                  notwithstanding, the Borrower shall prepay the Loan in an aggregate amount equal to one hundred percent (100%) of the cash payments (including interest payments) received by Group or its Subsidiaries in respect of such Non-Cash Instruments. Any such prepayment shall be applied ratably against the Tranche A and Tranche B portions of the Loan. Within each tranche, such payments shall be applied pro rata against the remaining scheduled principal payments on the Loan (as such scheduled payments have been adjusted as a result of previous payments and prepayments), including, if such payment is received on a date that the Borrower is obligated to make a principal payment on the Loan in accordance with Section 2.3, against the payment due on such date.

                           (G) Any Non-Cash Instrument (including the proceeds
                  therefrom), any other non-cash consideration (and proceeds), and any cash consideration to the extent not used to prepay the Loan which is received by Group or its Subsidiaries in connection with any such Specified Asset Sale shall be pledged on a first priority basis to the Collateral Agent to secure the Obligations in accordance with the terms of the Loan Agreement and such pledge shall be perfected.

                           (H) Any Non-Cash Instruments applied toward the 85%
                  Test shall be secured by a perfected first priority security interest in all of the Eligible Assets sold.

                           (I) Immediately prior to (or, at the Borrower's
                  option, shortly after and in any event within 30 days after) the time of execution and delivery of definitive documentation (the "Determination Date") relating to a Specified Asset Sale, the Borrower shall cause Fitch to provide (i) a pro forma rating on the Loan (the "Applicable Loan Rating"), such pro forma rating to be made after giving effect to the consummation of such Specified Asset Sale and voluntary prepayments of the Loan made prior to, in connection with or relating to such Specified Asset Sale and any other modifications of the Loan Agreement made prior to, in connection with or relating to, such Specified Asset Sale (collectively with such Specified Asset Sale, the

                  "Related Transactions") and (ii) the Adjusted Applicable Loan Rating (as defined below). Any Specified Asset Sale shall be permitted if the Applicable Loan Rating as of the Determination Date with respect to such Specified Asset sale is at least equal to or better than each of (i) the Initial Loan Rating and (ii) the Adjusted Applicable Loan Rating. As used herein, (x) "Initial Loan Rating" means the pro forma rating of the Loan provided by Fitch and measured as the date immediately prior to the Second Amendment Effective Date, such rating to be determined assuming that the Initial Optional Prepayment had not been and is not required to be made and therefore that the Loan amortization schedule would be identical to the Loan amortization schedule as of January 31, 2004, but that the Second Amendment had otherwise become effective, or, if lower, the Fitch rating of the ATSB Loan as of December 19, 2003, and (y) "Adjusted Applicable Loan Rating" means the pro forma rating of the Loan provided by Fitch as of the Determination Date, such rating to be determined (1) without giving effect to the consummation of the Related Transactions and (2) assuming that neither the Initial Optional Prepayment nor any other prepayment after January 31, 2004 and on or prior to the applicable Determination Date had been made and therefore that the Loan amortization schedule would be identical to the Loan amortization schedule as of January 31, 2004.

                           (J) All documentation, including customary legal
                  opinions for transactions of the type, related to the applicable Non-Cash Instrument, the security therefor and the pledge thereof to the Collateral Agent (the "Instrument Documentation") shall be reasonably satisfactory to the Collateral Agent and the Board and in any event shall contain the Mandatory Document Provisions set forth on Schedule 6.13.

                           (K) There exists no Default or Event of Default and
                  none would result from the consummation of the Specified Asset Sale.

                           (L) The Board shall have the right, without the
                  consent of the Borrower or the issuer of any Non-Cash Instrument, to effectuate a sale of such Non-Cash Instrument, together with all related Instrument Documentation, and apply the Net Cash Proceeds received from such sale to prepay the Loan; provided that (a) the consideration received in such sale shall consist solely of cash and shall be in an amount at least equal to (i) the par value (or, with respect to a zero-coupon or similar instrument, the accreted value) of such Non-Cash Instrument plus (ii) accrued and unpaid interest thereon, (b) every aspect of such sale, including the method, manner, time, place, and other terms, shall be commercially reasonable, (c) such sale shall be consummated pursuant to a written purchase-and-sale agreement providing for at least ninety (90) days between the execution of such agreement and the closing of the transaction, (d) the Board shall deliver a copy of any such purchase-and-sale agreement to the Borrower promptly, but in any event within two (2) Business Days, following execution thereof, (e) any such purchase-and-sale agreement shall be expressly subject to the Borrower's right to procure, within ninety (90) days after execution of such purchase-and-sale agreement, an equal or higher cash offer for the Non-Cash Instrument and to sell the Non-Cash Instrument to the Person that made such equal or higher cash offer, and (f) in no event shall a Non-Cash Instrument be sold to an airline, a commercial aircraft operator, an air freight forwarder, an entity engaged in the business of parcel transport by air, or other similar Person, or any Affiliate of any of the foregoing. No breakage costs or other charges which would otherwise be payable as a result of the application of Section 2.10(e) shall be payable in connection with any prepayment made pursuant to this clause (L)."

              (k) Schedule 6.13 to Loan Agreement. Schedule 6.13 to this Amendment is hereby attached in its entirety as Schedule 6.13 to the Loan Agreement.

         Section 3. Initial Loan Rating. As soon as practicable, but in any event within sixty (60) days after the Second Amendment Effective Date, the Borrower shall cause Fitch to provide the Initial Loan Rating.

         Section 4. Release of Aircraft Engine. The Collateral Agent is hereby authorized and instructed to, and hereby does, release all of its right, title and interest in and to the following described collateral (the "Released Collateral") from the Lien of the Borrower Aircraft Mortgage: Engine
Manufacturer: CFM International; Engine Model: CFM56-3B; Serial Number: 722111. The Collateral Agent is hereby authorized and instructed to, and shall from time to time, at the Borrower's expense, provide such instruments and documents as the Borrower reasonably requests in order to effectuate or evidence the release of the Released Collateral from the Lien of the Borrower Aircraft Mortgage. The Collateral Agent, the Board and the Lenders acknowledge that, notwithstanding any provision of any Loan Document to the contrary, the Borrower may transfer or assign all of its right, title and interest in the Released Collateral to an aircraft lessor to the Borrower in connection with the performance by the Borrower of certain of its obligations under a Contractual Obligation with such aircraft lessor.

         Section 5. Conditions to Effectiveness. This Amendment shall become effective on March 12, 2004 (the "Second Amendment Effective Date") upon the satisfaction of the condition precedent that each of the parties hereto shall have received counterparts of this Amendment duly executed and delivered by each of the other parties hereto.

         Section 6. Consent to Execution. By their respective signatures hereto, each of the parties hereto hereby consents to the execution of this Amendment.

         Section 7. Representations and Warranties. Each of Group and the Borrower represents and warrants to each other party hereto (excluding any other

Obligors) that: (a) it has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby, (b) it has duly authorized by all necessary corporate action the execution, delivery and performance of this Amendment, (c) this Amendment and the Loan Agreement as amended hereby are the valid and binding obligations of each of Group and the Borrower, enforceable against it in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (d) after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing. Each of the Obligors hereby acknowledges the continuing effectiveness of Section 11.19 of the Loan Agreement and its potential application in the context of any Specified Asset Sale.

         Section 8. Reference to and Effect on the Loan Documents.

         (a) On and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other like Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

         (b) Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties to this Amendment expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties to this Amendment to reaffirm the obligations created under the Loan Agreement. Each of the Loan Agreement, as amended hereby, the Slot Security Agreement, as amended hereby, the other Loan Documents, and the Board Guaranty remains in full force and effect and the terms and provisions of the Loan Agreement, as amended hereby, the Slot Security Agreement, as amended hereby, the other Loan Documents, and the Board Guaranty are hereby ratified and confirmed.

         Section 9. Consent of Guarantor; Confirmation of Guaranty. Each of Group and the Subsidiary Guarantors hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the "Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment, and (b) the Collateral Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

         Section 10. Costs; Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Board, the Agents, and the Lenders in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Board, the Agents, and the Lenders) in accordance with the terms of Section
11.3 of the Loan Agreement.

         Section 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         Section 12. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT IN THE EVENT THE BOARD BECOMES A LENDER PURSUANT TO THE BOARD GUARANTY, THE RIGHTS AND OBLIGATIONS OF THE BOARD HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Section 13. Release. The Obligors further acknowledge and agree that they have no claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related thereto or the performance of the Obligors' obligations thereunder. To the extent the Obligors have any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related thereto or the performance of the Obligors' obligations thereunder, the same are hereby waived, relinquished and released in consideration of the Board's, the Lenders' and the Agents' execution and delivery of this Amendment.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         US AIRWAYS, INC.

                                         By: /s/ Neal S. Cohen
                                             -----------------------------------
                                         Name:   Neal S. Cohen
                                         Title:  Executive Vice President -
                                                 Finance and Chief Financial
                                                 Officer

                                         US AIRWAYS GROUP, INC.

                                         By: /s/ Neal S. Cohen
                                             -----------------------------------
                                         Name:   Neal S. Cohen
                                         Title:  Executive Vice President -
                                                 Finance and Chief Financial
                                                 Officer

MIDATLANTIC AIRWAYS, INC.

By: /s/ Eilif Serck-Hanssen
    -------------------------------------
Name:   Eilif Serck-Hanssen
Title:  Treasurer

ALLEGHENY AIRLINES, INC.

By: /s/ Keith D. Houk
    -------------------------------------
Name:   Keith D. Houk
Title:  President

US AIRWAYS LEASING AND SALES, INC.

By: /s/ Eilif Serck-Hanssen
    -------------------------------------
Name:   Eilif Serck-Hanssen
Title:  Treasurer

MATERIAL SERVICES COMPANY, INC.

By: /s/ Scott Strohm
    -------------------------------------
Name:   Scott Strohm
Title:  VP Finance

PSA AIRLINES, INC.

By: /s/ Richard E Pfennig
    -------------------------------------
Name:   Richard E. Pfennig
Title:  President/CEO

PIEDMONT AIRLINES, INC.

By: /s/  John F. Leonard
    -------------------------------------
Name:   John F. Leonard
Title:  President

YC SUSI TRUST,
as Primary Tranche A Lender

By: Bank of America, National Association,
as Administrative Trustee

By: /s/ Jeffrey Fricano
    -------------------------------------
Name:   Jeffrey Fricano
Title:  Vice President

BANK OF AMERICA, N.A.,
as Alternate Tranche A Lender

By: /s/ Jeffrey Fricano
    -------------------------------------
Name:   Jeffrey Fricano
Title:  Vice President

BANK OF AMERICA, N.A.,
as a Tranche B Lender

By: /s/ Charles L. Ruifrok, Jr.
    -------------------------------------
Name:   Charles L. Ruifrok, Jr., CFA
Title:  Vice President

BANK OF AMERICA, N.A.,
as Agent and Collateral Agent

By: /s/ Liliana Claar
    -------------------------------------
Name:   Liliana Claar
Title:  Vice President

BANK OF AMERICA, N.A.,
as KHFC Administrative Agent

By:______________________________________
Name:
Title:

RETIREMENT SYSTEMS OF
ALABAMA HOLDINGS LLC,
as a Tranche B Lender

By: /s/ David G. Bronner
    -------------------------------------
Name:   David G. Bronner
Title:  Manager

AIR TRANSPORTATION
STABILIZATION BOARD

By: /s/ Michael Kestenbaum
    -------------------------------------
Name:   Michael Kestenbaum
Title:  Executive Director

                                                                   Schedule 6.13

                            Mandatory Document Terms

..    Secured Transaction Documentation. The Instrument Documentation shall serve to collectively give the transferring Obligors a perfected first-priority security interest in all of the Eligible Assets subject to the Asset Sale.

..    Lease Documentation. Each applicable Obligor shall retain title to the
     Eligible Assets subject to lease throughout the term of the applicable lease agreement. The Collateral Documents and the Collateral Agent's Lien on the Eligible Assets subject to lease shall remain in full force and effect.

..    Assignment of Rights under Instrument Documentation. The Instrument
     Documentation and any and all security interests in favor of Obligors created thereby shall be assigned to the Collateral Agent pursuant to the Collateral Documents as security for all outstanding Obligations.

..    Collateral Agent Appointed Attorney-In-Fact. Each Obligor involved in the
     Asset Sale will appoint the Collateral Agent as its attorney-in-fact with full authority to ask for, require, demand and receive all monies due or to become due under the Non-Cash Instrument or to take any action or institute any proceedings to enforce such Non-Cash instrument as the Collateral Agent deems necessary, subject always to the following:

          . Unless an "Event of Default" (as defined in the Instrument Documentation) has occurred and is continuing, the Collateral Agent shall not interfere with the issuer's rights of quiet enjoyment under the Instrument Documentation;

          . so long as no Event of Default has occurred and is continuing (i) the Collateral Agent shall have the exclusive right, after consultation with the Borrower, to exercise any and all remedies under the Instrument Documentation at any time an "Event of Default" (as defined in the Instrument Documentation) has occurred and is continuing thereunder as a result of the bankruptcy or insolvency of the issuer or as the result of the issuer's failure to make any payment of principal or interest thereunder; and (ii) the Borrower shall have the exclusive right, after consultation with the Collateral Agent, to exercise any and all remedies under the Instrument Documentation at any time an "Event of Default" (as defined in the Instrument Documentation) other than those described in the preceding clause (i) has occurred and is continuing thereunder; and

          . at any time an Event of Default has occurred and is continuing, the Collateral Agent shall have the right, to the exclusion of the Obligors but subject to the issuer's right of quiet enjoyment, if any, to exercise any and all remedies under the Instrument Documentation.

..    No Waivers or Amendments. None of the Obligors shall, without the prior written consent of the Board or, if the Board Guarantee is no longer in effect, the Requisite Lenders, agree to any waiver or amendment of certain material provisions of the Instrument Documentation to be agreed upon in accordance with Section 6.13(ii)(J).

..    Payments to the Agent. The obligor under any Non-Cash Instrument shall be irrevocably directed to make payments of all amounts required to be paid thereunder directly to the Agent in the manner provided in Section 2.9.

..    Slot Covenants. Instrument Documentation in respect of any transfer of
     Slots shall contain covenants not less stringent than the covenants contained in Sections 5.1(xxi) and 5.16 of the Loan Agreement and Section 6(a) of the Slot Security Agreement in respect of any transferred Slots.